Exhibit 10.8

[TJX Letterhead]

Mr. Alexander Smith

The TJX Companies, Inc.

770 Cochituate Road

Framingham, MA  01701

Re:          Modification of Employment Agreement

Dear Mr. Smith:

Reference is made to the Employment Agreement dated as of April 5, 2005 (the “Agreement”) between you and The TJX Companies, Inc. (the “Company”).  The Company proposes to modify Section 3(g) of the Agreement to replace the reference to a leased automobile with a reference to an auto allowance and to make a corresponding change to Section C.1(c) of Exhibit C.  Section 3(g) would be modified by deleting the second sentence thereof and amending the first sentence thereof so that it reads:  “Executive shall be subject to Company policies applicable to its executives generally and shall be entitled to receive an automobile allowance commensurate with his position and all such other fringe benefits as the Company shall from time to time make available to other executives generally (subject to the terms of any applicable fringe benefit plan).”  Section C.1(c) of Exhibit C would be modified to read:  “For a period of two years after the Date of Termination, the Company shall continue to provide to Executive the automobile allowance that it was providing to him prior to the Change of Control.”

If you agree with the foregoing proposed modification of the Agreement, please so indicate by signing the enclosed copy of this letter agreement and returning it to Donald G. Campbell, whereupon Section 3(g) of the Agreement and Section C.1(c) of Exhibit C of the Agreement will be deemed modified, effective immediately, to read as described above and, except as so modified, the Agreement will continue in effect in accordance with its terms.  This letter agreement shall constitute an agreement under seal.

The TJX Companies, Inc.

By:	/s/ Donald G. Campbell

I agree to the modifications described above
to the Employment Agreement dated as of
April 5, 2005 between me and The TJX
Companies, Inc., effective as of the date
set forth below:

/s/ Alexander Smith
Alexander Smith

Date: September 7, 2005